RRBB
Rosenberg Rich Baker Berman & Company
A Professional Association of Certified Public Accountants
265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120
P: 908-231-1000 F: 908-231-6894 www.rrbb.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2010, except for note 4 as to which the date is July 6, 2010, on the financial statements of American Scientific Resources, Incorporated, which report appears in the prospectus dated January 13, 2011.

Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
January 20, 2011